UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2025

HARTFORD CREATIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54439	51-0675116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8832 Glendon Way, Rosemead, California 91770

(Address of principal executive offices) (zip code)

(626) 321-1915

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HFUS	OTC Markets Group

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

On March 28, 2025, the Board of Directors (the “Board”) of Hartford Creative Group, Inc. (the “Company”) approved by unanimous written consent a reverse stock split (the “Reverse Split”) of the Company’s authorized shares and issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-4.

As a result of the Reverse Split, every four shares of the Company’s pre-Reverse Split Common Stock will be combined into one share of the Company’s post-Reverse Split Common Stock, without any change in par value per share. Proportionate voting rights and other rights of Common Stockholders will not be affected by the Reverse Split, other than as a result of the treatment of fractional shares. No fractional shares will be issued in connection with the Reverse Split, and fractional shares resulting from the Reverse Split will be rounded up to the nearest whole share.

The Reverse Split is intended to allow the Company to gain compliance with the minimum bid price requirement of $4.00 per share of Common Stock for initial listing on the Nasdaq Capital Market (“Nasdaq”) pursuant to Nasdaq Rule 5505(a) (the “Bid Price Requirement”), but there can be no assurance that the Reverse Split will have such effect. The Company intends to list and begin trading on a split-adjusted basis on Nasdaq during approximately the second quarter of 2025. The trading symbol for the Common Stock will remain “HFUS,” and the new CUSIP number of the Common Stock following the Reverse Split will be 41653H205.

Prior to the Reverse Split, the Company was authorized to issue (i) 300,000,000 shares of Common Stock and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). As a result of the Reverse Split, the Company will be authorized to issue 75,000,000 shares of Common Stock. The par value per share of the Common Stock will remain unchanged at $0.001 per share. The total number of shares of Preferred Stock authorized for issuance will not be impacted by the Reverse Stock Split.

Pursuant to Nevada Revised Statutes Section 78.209, on March 31, 2025, the Company filed the Certificate of Change (the “Certificate”) with the Secretary of State of the State of Nevada to effect the Reverse Split. A copy of the Certificate of Change is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

The Company’s transfer agent, Odyssey Transfer and Trust Company, is acting as the exchange agent for the Reverse Split.

Under Nevada law, because the Reverse Stock Split was approved by the Board in accordance with NRS Section 78.207, no stockholder approval is required. Pursuant to NRS Section 78.207, the Company may effect a Reverse Split without stockholder approval if (i) both the number of authorized shares of Common Stock and the number of issued and outstanding shares of Common Stock are proportionally reduced as a result of the Reverse Split; (ii) the Reverse Split does not adversely affect any other class of stock of the Company; and (iii) the Company does not pay money or issue scrip to stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Split. As described herein, the Reverse Split complies with such requirements.

The description of the Certificate does not purport to be complete and is qualified in its entirety by the full text of Certificate, which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of federal securities laws with respect to the Company. Forward-looking statements are predictions, projections, and other statements about future events based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: our ability to obtain compliance with the Bid Price Requirement or maintain compliance with other Nasdaq Listing Rules; the ability of the Reverse Split to allow us to gain compliance with the Bid Price Requirement; our ability to obtain any additional relief necessary to gain compliance with a listing on Nasdaq or to meet applicable Nasdaq requirements for any such relief; and risks related to the substantial costs and diversion of personnel’s attention and resources due to these matters. While we are taking actions to address our compliance with the Bid Price Requirement, there can be no assurance that we will gain compliance. Continued non-compliance or an inability to list on Nasdaq could materially and adversely affect our ability to raise capital and our financial condition and business. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01. Exhibits.

Exhibit No.	Description
3.1	Certificate of Change for Hartford Creative Group, Inc., effective as of March 31, 2025.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTFORD CREATIVE GROUP, INC.

Date: April 4, 2025	By:	/s/ Sheng-Yih Chang
	Name:	Sheng-Yih Chang
	Title:	Chief Executive Officer